Exhibit 99.1

Ambler Road Draft EIS Set for Release July 19, 2019 & Trilogy Metals Provides Project Update

VANCOUVER, May 20, 2019 /CNW/ - Trilogy Metals Inc. (TSX/NYSE American: TMQ) ("Trilogy Metals", "Trilogy" or the "Company") is pleased to provide an update on the Ambler access road and its project activities. The Company has now completed preparations to open the Bornite camp to accommodate the 2019 field programs on the Company's 100%-owned Upper Kobuk Mineral Projects located in Northwest Alaska. All amounts are in US dollars.

Ambler Mining District Industrial Access Project

The Company continues to work closely with the Alaska Industrial Development and Export Authority ("AIDEA") who is permitting the Ambler road, and we have been in contact with the various parties involved in the permitting of the Ambler Mining District Industrial Access Project ("AMDIAP").  According to the Bureau of Land Management ("BLM"), which is the lead federal agency, the permitting of the AMDIAP is moving along as scheduled. The Preliminary Draft Environmental Impact Statement ("EIS") has been made available to all the cooperating agencies, including: the Bureau of Land Management, the US Army Corps of Engineers, the US Park Service, the US Department of Transportation, the US Coast Guard and the US Fish and Wildlife Service, the Alaska Department of Natural Resources, the Alaska Department of Environmental Conservation, the Northwest Arctic Borough, and several participating Tribal entities.

According to the FAQ section of the BLM website for the Ambler Road Project or AMDIAP, the draft EIS is expected to go out for public comment on July 19, 2019.  A 45-day public comment period is scheduled.  Locations of the public meetings, including the ANLICA 810 hearings, are to be determined.  The Final EIS is scheduled to be complete October 31, 2019.  Shortly after the final EIS has been issued, the Company expects the BLM to issue the Record of Decision for the Right-of-Way across federal BLM managed lands, and the Army Corps of Engineers to issue the 404 Wetlands Dredge and Fill Permit as per the Clean Water Act.

Rick Van Nieuwenhuyse, President and CEO of Trilogy Metals commented, "I am extremely pleased at the progress that the BLM has made in permitting the AMDIAP and expect that all the permitting activities should be completed before the end of 2019. The completion of the federal EIS process for the Ambler Mining District Access Road represents a significant milestone for the Company and is a demonstration of what Governor Dunleavy has stated clearly many times: "Alaska is open for business."  We commend the BLM and other participating Federal and State agencies in their efforts to remain on task and on schedule."

The BLM is the lead federal agency for the Ambler Road project and is developing an Environmental Impact Statement under the National Environmental Policy Act to evaluate whether or not to grant a right-of-way for the Ambler Road across BLM lands. The proposed project crosses state lands (61%) and Native corporation lands (15%), but also crosses federal lands (24%) managed by the BLM and the National Park Service.  AIDEA has submitted a permit application to request right-of-way across BLM lands.

The AMDIAP is anticipated to provide surface access to the Ambler Mining District, long known to contain significant deposits of copper, lead, zinc, gold and silver and specifically including the Company's Upper Kobuk Mineral Projects – Arctic and Bornite.  The AMDIAP is modeled on AIDEA's successful DeLong Mountain Transportation System ("DMTS"), which includes an industrial access road from the Red Dog Mine to the DMTS port. AIDEA worked with private investors to finance construction of the DMTS industrial access road, and the costs of road construction were paid back through tolls paid by the mine for use of the road. No State of Alaska general funds were used to construct the DMTS and that is exactly what is anticipated for the AMDIAP.

Ambler District Exploration Program

The Company has already commenced the $2 million exploration program along the 100-kilometer Ambler Volcanogenic Massive Sulphide ("VMS") Belt funded equally by Trilogy and South32 Limited (ASX, LSE, JSE: S32; ADR: SOUHY) ("South32").  Specifically, we are just completing the district-wide VTEM and ZTEM geophysical surveys, which were flown on 200 and 400 meter line spacing over both the Cosmos Hills and the entire Ambler VMS Belt.  Both surveys are electromagnetic surveys that have been successful in identifying targets and mineralization in VMS districts.  The survey data is currently being processed to identify and prioritize drill targets for follow up geologic mapping, soil geochemistry and drilling – including on known historic resources previously identified along the 100-kilometer long belt (Figure 1).

Bornite Project

The 2019 program and budget of $9.2 million, funded entirely by South32, for the Bornite Project will be mainly directed at i) approximately 8,000 meters in 12 holes of infill and expansion drilling on the Bornite deposit; ii) additional metallurgical work to optimize copper recoveries and the determination of next steps for the recovery of cobalt; and iii) initial engineering studies to prepare Bornite for a preliminary economic assessment once the work from the 2019 work programs are completed, including drill results, metallurgical program updates, a resource update and ongoing environmental baseline data collection.  The 2019 drill campaign is anticipated to begin in early June.

Arctic Project

The Company is close to completing preparations for the summer field season at the Arctic Project and expects to commence work in June 2019. Specifically, the Company will continue to advance engineering and environmental work in 2019 in support of completing a feasibility study and preparing the Arctic Project for permitting. The total budgeted amount for these activities for 2019 is $7.0 million. The Company will undertake additional hydrological and geotechnical work at the site along with water management, tailings facility and waste rock containment analysis and design. Additional metallurgical test work to verify ore hardness and grinding characteristics is currently on-going with materials from the project. The Company expects to complete the feasibility study in the first half of 2020.

Figure 1. Location of Historic Resources at the Ambler VMS Belt

Figure 1. Location of Historic Resources at the Ambler VMS Belt (CNW Group/Trilogy Metals Inc.)

1.	Source: Anaconda Copper Mining Company ("ACM"), ACM Internal Report, 1981
2.	Source: Kennecott Mines Company ("KMC"), KCM Internal Report, 1985
3.	Source: Kennecott Mines Company ("KMC"), KCM Internal Report, 1997
4.	Source: Bear Creek Mining Company ("BCM"), BCM Progress Report, 1983
5.	Source: Kennecott Mines Company ("KMC"), KCM Internal Report, 1997
6.	Source: North of 60 Mining News, September 7, 2018. The Sun project is 100%-owned by Valhalla Metals Inc. Inferred resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. It cannot be assumed that all or any part of inferred resources will ever be upgraded to a higher category. See "Cautionary Note to United States Investors."
7.	"Arctic Project, Northwest Alaska, USA, NI 43-101 Technical Report on Pre-Feasibility Study". See the news release at https://Trilogy PR February 20, 2018 and the technical report which is available on the Company's website at https://trilogymetals.com/assets/docs/2018-04-06-Arctic-NI-43-101-TechReport.pdf or on the Company's profiles at www.sedar.com and www.sec.gov.

A Qualified Person has not done sufficient work to classify the above historical estimates (Smucker, Horse Creek, Sunshine, Shungnak and BT) as current mineral resources or mineral reserves. Trilogy is not treating these historical estimates as current mineral resources or mineral reserves, has not verified the above historical resource estimates and is not relying on them. The historical estimates were prepared prior to the adoption and implementation of National Instrument 43-101 - Standards of Disclosure for Mineral Projects ("NI 43-101") and do not use categories that conform to the current Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards for Mineral Resources and Mineral Reserves. Additional work, including drilling, would need to be carried out on these historical resources to make them complaint with NI 43-101.

Qualified Persons

Andrew W. West, Certified Professional Geologist, Exploration Manager for Trilogy Metals Inc., is a Qualified Person as defined by National Instrument 43-101. Mr. West has reviewed the technical information in this news release and approves the disclosure contained herein.

About Trilogy Metals

Trilogy Metals Inc. is a metals exploration and development company focused on exploring and developing the Ambler mining district located in northwestern Alaska. It is one of the richest and most-prospective known copper-dominant districts located in one of the safest geopolitical jurisdictions in the world. It hosts world-class polymetallic volcanogenic massive sulphide ("VMS") deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high-grade copper and cobalt mineralization. Exploration efforts have been focused on two deposits in the Ambler mining district - the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within the Company's land package that spans approximately 143,000 hectares. The Company has an agreement with NANA Regional Corporation, Inc., a Regional Alaska Native Corporation that provides a framework for the exploration and potential development of the Ambler mining district in cooperation with local communities. Our vision is to develop the Ambler mining district into a premier North American copper producer.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, potential permitting and development of the ADMIAP, planned expenditures and the anticipated drilling, survey and other activity at the Company's properties and the timing thereof, the timing and the filing of updated reports on the Company's projects, the future price of copper and cobalt, the estimation of mineral reserves and mineral resources, the realization of mineral reserves and mineral resource estimates, the potential increase in copper mineralization at the Bornite Project, costs of production, capital expenditures, costs and timing of the development of projects, are forward-looking statements. The metallurgical results discussed in this press release should not be considered representative of other drilling results for the 2019 drilling campaign. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. These forward-looking statements may include statements regarding perceived merit of properties; exploration plans and budgets; mineral reserves and resource estimates; work programs; capital expenditures; timelines; strategic plans; market prices for precious and base metals; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving success of exploration, development and mining activities, permitting timelines, requirements for additional capital, government regulation of mining operations, environmental risks, unanticipated reclamation expenses; mineral reserve and resource estimates and the assumptions upon which they are based; assumptions and discount rates being appropriately applied to the pre-feasibility study; our assumptions with respect to the likelihood and timing of the AMDIAP; capital estimates; prices for energy inputs, labour, materials, supplies and services the interpretation of drill results, the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for cooperation of government agencies and native groups in the development and operation of properties as well as the construction of the access road; the need to obtain permits and governmental approvals; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, metal grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risks and uncertainties disclosed in the Company's Annual Report on Form 10-K for the year ended November 30, 2018 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

Cautionary Note to United States Investors

This press release has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been prepared in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101") and the Canadian Institute of Mining, Metallurgy and Petroleum (CIM)—CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended ("CIM Definition Standards"). NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission (SEC), and resource and reserve information contained herein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource" does not equate to the term "reserves". Under U.S. standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources", "indicated mineral resources" or "inferred mineral resources" or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves" by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that all or any part of "measured" or "indicated resources" will ever be converted into "reserves". Investors should also understand that "inferred mineral resources" have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. Under Canadian rules, estimated "inferred mineral resources" may not form the basis of feasibility or pre-feasibility studies except in rare cases. Disclosure of "contained ounces" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves" are also not the same as those of the SEC, and reserves reported by Trilogy Metals in compliance with NI 43-101 may not qualify as "reserves" under SEC standards. Arctic does not have known reserves, as defined under SEC Industry Guide 7.  Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with U.S. standards.

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SOURCE Trilogy Metals Inc.

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For further information: Company Contact: Patrick Donnelly, Vice President, Corporate Communications & Development, patrick.donnelly@trilogymetals.com, 604-630-3569; 604-638-8088 or 1-855-638-8088

CO: Trilogy Metals Inc.

CNW 06:30e 20-MAY-19